UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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METHODE ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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METHODE ELECTRONICS, INC.

7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 14, 2004

To the Stockholders of

METHODE ELECTRONICS, INC.:

      Notice is hereby given that an annual meeting of stockholders of Methode Electronics, Inc. (“Methode”) will be held on Tuesday, September 14, 2004 at 3:30 p.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, for the following purposes:

1.	To elect a board of directors;

2.	To approve Methode’s 2004 Stock Plan; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      Our board of directors has fixed the close of business on July 26, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

      It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided. We respectfully request your cooperation.

By Order of the Board of Directors

William T. Jensen
Chairman

August 13, 2004

METHODE ELECTRONICS, INC.

7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

September 14, 2004

GENERAL INFORMATION

      The enclosed proxy is solicited on behalf of Methode in connection with an annual meeting of our stockholders to be held on Tuesday, September 14, 2004 at 3:30 p.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, and at any adjournment or postponement of the annual meeting.

      At the annual meeting, we will ask our stockholders to elect our board of directors and to approve the Methode Electronics, Inc. 2004 Stock Plan.

      This proxy statement and the accompanying proxy card are first being mailed to our stockholders on or about August 13, 2004.

Record Date; Shares Outstanding

      Our board of directors has fixed the close of business on July 26, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. As of the record date, there were 35,788,009 shares of our common stock outstanding. All shares of our common stock are entitled to vote at the annual meeting.

Quorum; Votes Required

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the annual meeting. Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and the broker or nominee lacks discretionary power to vote such shares.

      At the annual meeting, each share of common stock will be entitled to one vote per share. The approval of each proposal requires the approval by a majority of the shares of common stock represented at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes are not counted as votes “for” the proposals.

Voting Procedures

      It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided on the proxy card. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. In order to grant a proxy by Internet, go to www.proxyvote.com and enter your individual 12-digit control number found on your proxy card in order to obtain your records and to create an electronic voting instruction form. In order to grant a proxy by telephone, call 1-800-690-6903 and enter your individual 12-digit control number found on your proxy card and then follow the instructions given over the telephone. You may grant your proxy by Internet or by telephone up until 11:59 p.m. Eastern Time the day before the annual meeting date. Please do not submit a proxy card if you delivered your proxy by telephone or the Internet unless you intend to change your voting instructions.

      If you return a proxy without direction, the proxy will be voted “FOR” the election of all nine director nominees and “FOR” approval of the Methode Electronics, Inc. 2004 Stock Plan.

Revoking Your Proxy

      If you decide to change your vote, you may revoke your proxy at any time before the annual meeting. You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706, attention Corporate Secretary. You may also revoke your proxy by submitting a later-dated and properly executed proxy (including by means of the telephone or Internet) or by voting in person at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.

Proxy Solicitation Expenses

      We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others to be forwarded to such beneficial owners. We will reimburse such persons for their reasonable costs of forwarding solicitation materials to such beneficial owners. Our directors, officers or other regular employees may solicit proxies by telephone, by e-mail, by fax or in person. No additional compensation will be paid to directors, officers and other regular employees for such services.

SECURITY OWNERSHIP

Five Percent Stockholders

      The following table sets forth information regarding all persons known to be the beneficial owners of more than 5% of Methode’s common stock as of July 26, 2004 (except as set forth in the relevant footnotes).

		Number of Shares and	Percent
		Nature of Beneficial	of
Name and Address of Beneficial Owner	Title of Class	Ownership(1)	Class

Barclays Global Investors, N.A.(2)	Common Stock	3,045,987	8.5%
45 Fremont Street San Francisco, California 94105
T. Rowe Price Associates, Inc.(3)	Common Stock	2,742,900	7.7%
100 East Pratt Street Baltimore, Maryland 21202
NFJ Investment Group L.P.(4)	Common Stock	2,109,650	5.9%
c/o Allianz Dresdner Asset Management of America, L.P. 888 San Clemente Drive, Suite 100 Newport Beach, California 92660

(1)	Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2)	Based solely on a Schedule 13F for the quarter ended March 31, 2004 filed by Barclays Global Investors, N.A. with the Securities and Exchange Commission on May 14, 2004. Of the shares reported, sole voting and investment power was reported with respect to 2,822,181 shares.

(3)	Based solely on a Schedule 13F for the quarter ended March 31, 2004 filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on May 14, 2004. Of the shares reported, sole voting power was reported with respect to 665,600 shares and sole investment power was reported with respect to all shares.

(4)	Based solely on a Schedule 13F for the quarter ended March 31, 2004 filed by Allianz Dresdner Asset Management of America, L.P. with the Securities and Exchange Commission on May 17, 2004. Of the shares reported, sole voting power was reported with respect to 1,211,100 shares, shared voting power was reported with respect to 898,550 shares and shared investment power was reported with respect to all shares.

Directors and Executive Officers

      The following table sets forth information regarding our common stock beneficially owned as of July 26, 2004 by (i) each director, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

		Number of Shares and
		Nature of Beneficial		Percent of
Name of Beneficial Owner	Title of Class	Ownership(1)		Class

Warren L. Batts	Common Stock	27,000	(2)	*
J. Edward Colgate	Common Stock	2,370		*
William C. Croft	Common Stock	117,107	(3)	*
Darren M. Dawson	Common Stock	3,000		*
Donald W. Duda	Common Stock	307,607	(4)	*
Isabelle C. Goossen	Common Stock	3,000		*
Christopher J. Hornung	Common Stock	3,850		*
William T. Jensen	Common Stock	320,133	(5)	*
Paul G. Shelton	Common Stock	6,850		*
Lawrence B. Skatoff	Common Stock	4,850	(6)	*
George S. Spindler	Common Stock	13,410	(7)	*
George C. Wright	Common Stock	113,176	(8)	*
Douglas A. Koman	Common Stock	112,817	(9)	*
Robert J. Kuehnau	Common Stock	133,748	(10)	*
James F. McQuillen	Common Stock	39,274	(11)	*
All current directors and executive officers as a group (16 individuals)	Common Stock	1,309,152	(12)	3.7%

*	Percentage represents less than 1% of the total shares of common stock outstanding as of July 26, 2004.

(1)	Beneficial ownership arises from sole voting and investment power unless otherwise indicated in the footnotes below.

(2)	Includes options to purchase 10,000 shares of common stock exercisable within 60 days.

(3)	Includes options to purchase 29,707 shares of common stock exercisable within 60 days.

(4)	Includes options to purchase 204,413 shares of common stock exercisable within 60 days and 1,944 shares of common stock held in Methode’s 401(k) Plan.

(5)	Includes options to purchase 200,000 shares of common stock exercisable within 60 days.

(6)	Includes 1,000 shares of common stock held in joint-tenancy with his wife.

(7)	Includes 10,000 shares of common stock held in tenancy-in-common with his wife.

(8)	Includes 83,469 shares of common stock held as co-trustee and options to purchase 29,707 shares of common stock exercisable within 60 days.

(9)	Includes options to purchase 88,898 shares of common stock exercisable within 60 days and 5,519 shares of common stock held in Methode’s 401(k) Plan.

(10)	Includes options to purchase 90,243 shares of common stock exercisable within 60 days and 8,582 shares of common stock held in Methode’s 401(k) Plan.

(11)	Includes options to purchase 31,502 shares of common stock exercisable within 60 days.

(12)	Includes options to purchase 707,795 shares of common stock exercisable within 60 days, 52,554 shares of common stock held in Methode’s 401(k) Plan and 83,469 shares of common stock held as co-trustee.

PROPOSAL 1 — ELECTION OF DIRECTORS

      A board of nine directors will be elected at the annual meeting. Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. All of the nominees listed below currently serve as Methode directors and were nominated unanimously by our independent directors. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy. If any of these nominees is not a candidate for election at the annual meeting, an event which the board of directors does not anticipate, the proxies will be voted for a substitute nominee appointed by the board of directors.

      The board of directors recommends a vote “FOR” the election of the board of directors’ nominees.

Warren L. Batts
Retired Chairman and Chief Executive Officer,
Tupperware Corporation
Director since 2001
Age 71

Mr. Batts is the retired Chairman and Chief Executive Officer of Tupperware Corporation, a diversified consumer products company. In 1997, Mr. Batts retired as Chairman of Premark International, Inc., a diversified consumer products company, where he also served as Chief Executive Officer from 1986 until 1996. Mr. Batts has taught as an Adjunct Professor of Strategic Management at the University of Chicago School of Business since 1998. Mr. Batts has also served as a director and the Chairman of Chicago Children’s Memorial Medical Center; a life trustee for the Art Institute of Chicago; a director and the Chairman of the National Association of Manufacturers; and a director of the National Association of Corporate Directors.

Dr. J. Edward Colgate
Professor and Director,
Institute for Design Engineering and Applications,
Northwestern University
Director since July 2004
Age 41

Dr. Colgate is currently a Professor in the Department of Mechanical Engineering and the Founding Director of the Institute for Design Engineering and Applications at Northwestern University, where he has served in various professor positions since 1988. From June 1999 until September 2000, Dr. Colgate took a sabbatical leave from Northwestern University to serve as a founder and the President of Cobotics, Inc., which is now part of Stanley Assembly Technologies, a supplier of human interface technologies for the industrial marketplace. His research interests include human-machine systems, especially cobotics and haptic interface. Dr. Colgate is currently the holder of the Alumnae of Northwestern Professorship of Teaching Excellence.

Dr. Darren M. Dawson
Professor, Electrical and Computer Engineering Department,
Clemson University
Director since June 2004
Age 41

Dr. Dawson currently serves as a Professor in the Electrical and Computer Engineering Department at Clemson University, where he has held various professor positions since 1990. Dr. Dawson leads the Robotics and Mechatronics Laboratory, which is jointly operated by the Electrical and Mechanical Departments. His research interests include nonlinear control techniques for mechatronic systems, robotic manipulator systems and vision-based systems. Dr. Dawson’s work has been recognized by several awards, including the Clemson University Centennial Professorship in 2000.

Donald W. Duda
Chief Executive Officer and President,
Methode Electronics, Inc.
Director since 2001
Age 49

Mr. Duda has served as Methode’s Chief Executive Officer since May 2004 and Methode’s President since 2001. Mr. Duda joined the Company in March 2000 and served as its Vice President — Interconnect Products Group. Prior to his service at Methode, Mr. Duda held several positions with Amphenol Corporation, a manufacturer of electronic connectors, most recently as General Manager of its Fiber Optic Products Division from 1988 through November 1998.

Isabelle C. Goossen
Vice President for Finance and Administration,
Chicago Symphony Orchestra Association
Director since June 2004
Age 52

Ms. Goossen has served as the Vice President for Finance and Administration for the Chicago Symphony Orchestra Association since 2001. From 1986 through 1999, Ms. Goossen held several management positions with Premark International, Inc., a diversified consumer products company, most recently as Vice President and Treasurer from 1996 through 1999.

Christopher J. Hornung
President, Pacific Cycle Division,
Dorel Industries, Inc.
Director since January 2004
Age 52

Mr. Hornung has served as the President of the Pacific Cycle Division of Dorel Industries, Inc., a global consumer products company, since Pacific Cycle, a large bicycle company in the United States, was acquired by Dorel Industries Inc. in February 2004. Prior to the acquisition, Mr. Hornung served as the Chairman and Chief Executive Officer of Pacific Cycle.

Paul G. Shelton
Retired Vice President and Chief Financial Officer,
FleetPride, Inc.
Director since January 2004
Age 54

Mr. Shelton retired in December 2003 as Vice President and Chief Financial Officer of FleetPride Inc., an independent heavy-duty truck parts distributor. From 1981 through 2001, Mr. Shelton served in various management positions at AMCOL International Corporation, a supplier of specialty minerals and chemicals, most recently as Senior Vice President from 1995 through 2001 and Chief Financial Officer from 1984 through 2001. Mr. Shelton also served on the board of directors of AMCOL International Corporation for 12 years.

Lawrence B. Skatoff
Retired Executive Vice President and Chief Financial Officer,
BorgWarner Inc.
Director since January 2004
Age 64

Mr. Skatoff retired in March 2001 as Executive Vice President and Chief Financial Officer of BorgWarner Inc., a manufacturer of highly engineered systems and components for the automotive industry. Prior to joining BorgWarner Inc., Mr. Skatoff was Senior Vice President and Chief Financial Officer of Premark International, Inc., a diversified consumer products company, from 1991 through 1999. Before joining Premark, Mr. Skatoff was Vice President-Finance of Monsanto Company, a worldwide manufacturer of chemicals and pharmaceuticals.

George S. Spindler
Retired Senior Vice President, Law and Corporate Affairs,
BP Amoco Corporation
Director since March 2004
Age 66

Mr. Spindler retired in May 1999 as Senior Vice President, Law and Corporate Affairs, for BP Amoco Corporation, a provider of oil, gas and renewable energy sources. Mr. Spindler joined Amoco Corporation as an engineer in 1961 and, after completion of his law degree in 1966, served in various legal and management roles until his retirement. Since 1999, Mr. Spindler has taught as an Adjunct Professor of Strategic Management at the University of Chicago Graduate School of Business.

CORPORATE GOVERNANCE

      Methode is committed to maintaining high standards of corporate governance intended to serve the long-term interests of Methode and its stockholders and employees.

Director Independence

      Methode’s board of directors has considered the independence of its members under the applicable standards of the Securities and Exchange Commission and the Nasdaq Stock Market. The board has determined that all of its current directors (each of which is nominated for election at the annual meeting except for William Croft, William Jensen and George Wright), are independent under those standards, except for Mr. Jensen, Chairman of Methode, and Donald Duda, Chief Executive Officer and President of Methode. Messrs. Jensen’s and Duda’s lack of independence relates solely to their past or present service as executive officers of Methode and is not due to any other transactions or relationships.

      In addition, the board of directors has determined that each current member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee satisfies the independence requirements of the applicable standards of the Securities and Exchange Commission and the Nasdaq Stock Market.

The Audit Committee

      The Audit Committee provides assistance to the board of directors in fulfilling the board’s oversight responsibility by overseeing Methode’s accounting and financial reporting processes, audits of Methode’s financial statements, the independent auditor’s qualifications and independence, Methode’s compliance with legal and regulatory requirements pertaining to its financial statements, the performance of Methode’s internal audit function and independent auditors and other legal and regulatory requirements. The Committee is directly responsible for the appointment, termination, compensation and oversight of the independent auditors.

      Pursuant to its charter, the Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services provided by the independent auditor. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. In the 2004 fiscal year, 100% of non-audit services were approved by the Audit Committee.

      The current members of the Audit Committee are Lawrence Skatoff, Chairman, William Croft, Paul Shelton and George Wright. The board of directors has determined that Mr. Skatoff is an “audit committee financial expert” as defined in the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission. Prior to February 17, 2004, the members of the Audit Committee consisted of Mr. Wright, Chairman, Warren L. Batts and Mr. Croft.

      The Audit Committee operates pursuant to a charter adopted by the board, which may be found on our website at www.methode.com and is attached to this proxy statement as Appendix B. See “Audit Committee Matters” below for more information regarding the Audit Committee.

The Compensation Committee

      The Compensation Committee assists the board of directors in fulfilling its responsibilities in connection with the compensation of company officers and employees. Specifically, the Committee is responsible for annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and as a committee determining and approving the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee considers, among other things, Methode’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and awards given to the Chief Executive Officer in past years. This review and evaluation may involve consultations from time to time with the other independent directors.

      The Compensation Committee is also responsible for reviewing and approving, after consulting with the Chief Executive Officer, compensation of officers and key managers other than the Chief Executive Officer, including the annual base salary level; employment agreements, severance arrangements and change in control agreements/provisions, in each case, as, when and if appropriate; and any deferred, special or supplemental benefits. The Committee also reviews and approves the terms of Methode’s incentive compensation plans, equity based plans, retirement plans, deferred compensation plans and welfare benefit plans. In carrying out its responsibilities, the Committee has the sole authority to retain and terminate any professional advisor engaged to assist the Committee in fulfilling its responsibilities.

      The current members of the Compensation Committee are Christopher Hornung, Chairman, Warren Batts, William Croft, Paul Shelton and George Spindler. Prior to February 17, 2004, the members of the Compensation Committee consisted of Mr. Croft, Chairman, Mr. Wright and Roy Van Cleave. However, in connection with the completion of the merger to eliminate Methode’s dual class voting structure, Mr. Van Cleave resigned from our board of directors in January 2004. The Compensation Committee operates pursuant to a charter adopted by the board, which may be found on our website at www.methode.com.

The Nominating and Governance Committee

      The Nominating and Governance Committee is responsible for identifying, seeking and recommending to the board of directors individuals qualified to become directors consistent with criteria approved by the board. In considering potential candidates for the board, including with respect to nominations for re-election of incumbent directors, the Committee considers the potential candidate’s integrity and business ethics; strength of character, judgment and experience, consistent with the needs of Methode; specific areas of expertise and leadership roles; and the ability to bring diversity to the board. The Committee also considers the ability of the individual to allocate the time necessary to carry out the tasks of board membership including membership on appropriate committees. No person shall be nominated for election as a director after his or her 75th birthday.

      The Committee identifies potential nominees by asking current directors and others to notify the Committee if they become aware of persons, meeting the criteria described above, who may be available to serve on the board. The Committee has sole authority to retain and terminate any search firm used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. Historically, Methode has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the board’s contacts are not sufficient to identify an appropriate candidate.

      The Committee will consider suggestions from Methode’s stockholders. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. Upon receiving a stockholder recommendation, the Committee will initially determine the need for additional or replacement board members and evaluate the candidate based on the information the Committee receives with the stockholder recommendation or may otherwise acquire, and, may, in its discretion, consult with the other members of our board. If the Committee determines that a more comprehensive evaluation is warranted, the Committee may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

      Our stockholders may recommend candidates at any time, but the Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting. The Committee believes this deadline is appropriate and in the best interests of Methode and our stockholders because it ensures that the Committee has sufficient time to properly evaluate all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2005 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by April 15, 2005. The written notice must include:

•	the name, age, business address and residence address of each proposed nominee and the principal occupation or employment of each nominee;

•	the number of shares of Methode stock that each nominee beneficially owns;

•	a statement that each nominee is willing to be nominated; and

•	any other information concerning each nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of those nominees.

      Recommendations must be sent to the Nominating and Governance Committee, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

      Other responsibilities of the Committee include periodically reviewing and reassessing the adequacy of Methode’s Corporate Governance Guidelines, recommending to the board director nominees for each committee, recommending to the board the size of the board and its committee structure, reviewing and making recommendations to the board with respect to the succession plans relating to executive officers, overseeing the evaluations of the board and making recommendations to the board regarding director compensation.

      The current members of the Nominating and Governance Committee are Warren Batts, Chairman, Christopher Hornung, Lawrence Skatoff, George Spindler and George Wright. Prior to February 17, 2004, the members of the Nominating and Governance Committee, which was titled the Nominating Committee, consisted of Warren Batts, Robert McGinley and Roy Van Cleave. However, Mr. McGinley resigned from our board of directors in October 2003 and, in connection with the completion of the merger to eliminate Methode’s dual class voting structure, Mr. Van Cleave resigned from our board of directors in January 2004. The Nominating and Governance Committee operates pursuant to a charter adopted by the board, which may be found on our website at www.methode.com.

Meetings of the Board and Committees

      The board of directors held eleven meetings during the 2004 fiscal year. The Audit Committee held six meetings during the fiscal year ended April 30, 2004. In addition to two meetings to plan and review the results of the annual audit, the Audit Committee held four meetings with management and Methode’s independent auditors in connection with Methode’s quarterly earnings releases and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during the 2004 fiscal year. The Compensation Committee held one meeting during the 2004 fiscal year. The Nominating and Governance Committee, formerly known as the Nominating Committee, held no meetings during the 2004 fiscal year.

      During their respective tenures, no incumbent director attended less than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by the respective committees on which he served, except Christopher Hornung, who attended two out of three board meetings held since he was elected as a director. Under our Corporate Governance Guidelines, our directors are expected to attend board and stockholder meetings and meetings of committees on which they serve and to meet as frequently as necessary to properly discharge their responsibilities.

      Our independent directors hold regularly scheduled executive sessions at which only independent directors are present. Pursuant to our Corporate Governance Guidelines, the Chairman is the Presiding Director of such sessions if the Chairman is an independent director. If the Chairman is a management director, the chair of the Nominating and Governance Committee is the Presiding Director.

Communications with Directors

      Methode’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of our board of directors on appropriate matters. All of our directors attended the 2003 annual meeting. We anticipate that all of our directors will attend the 2004 annual meeting.

      In addition, stockholders may, at any time, communicate in writing with any particular director, or non-management directors as a group, by sending such written communication to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706. Copies of written communications received at such address will be provided to the relevant director or the non-management directors as a group unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Methode or Methode’s business or communications that relate to other improper or irrelevant topics.

Codes of Business Conduct and Ethics

      The board of directors has adopted a Code of Business Conduct and Ethics for members of the board of directors, as well as a Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, as well as other employees. The Codes may be found on our website at www.methode.com.

      If we make any substantive amendments to the Code of Business Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K in accordance with applicable rules and regulations.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

      The Audit Committee oversees Methode’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed and discussed with Methode’s independent auditors, Ernst & Young LLP (“Ernst & Young”), which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of Methode’s accounting principles and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

      Ernst & Young provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with Ernst & Young the firm’s independence from management and Methode and considered the compatibility of nonaudit services with the firm’s independence.

      The Audit Committee discussed with Methode’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of Methode’s internal control, and the overall quality of Methode’s financial reporting. The Committee also discussed with Ernst & Young matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Lawrence B. Skatoff, Chairman
William C. Croft
Paul G. Shelton
George C. Wright

Auditing and Related Fees

      Our Audit Committee engaged Ernst & Young to examine Methode’s consolidated financial statements for the fiscal year ended April 30, 2004. Fees paid to Ernst & Young for services performed during the 2004 and 2003 fiscal years were as follows:

	Fiscal 2004	Fiscal 2003

Audit Fees(1)	$360,600	$371,200
Audit-Related Fees(2)	$93,500	$49,110
Tax Fees(3)	$79,500	$39,400
All Other Fees(4)	$—	$—

	$533,600	$459,700

(1)	Audit fees represent aggregate fees billed for professional services rendered by Ernst & Young for the audit of our annual financial statements and review of our quarterly financial statements, audit services provided in connection with other statutory and regulatory filings and consultation with respect to various accounting and financial reporting matters.

(2)	Audit-related fees represent the aggregate fees billed for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit Fees” above. These audit-related fees include fees for employee benefit plan audits, and due diligence services.

(3)	Tax fees principally included tax compliance fees of $51,000 and $39,400, in 2004 and 2003, respectively, and tax advice fees of $28,500 in 2004.

(4)	There were no other fees billed by Ernst & Young in 2004 and 2003.

      Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

      The Summary Compensation Table below includes, for each of the fiscal years ended April 30, 2004, 2003 and 2002, individual compensation paid for services to Methode and its subsidiaries to Methode’s chief executive officer and the four other most highly compensated individuals serving as executive officers of Methode at the end of fiscal 2004 (the “Named Executives”).

Summary Compensation Table

								All Other
								Compensation
		Annual Compensation			Long Term Compensation			($)(5)

					Awards		Payouts

				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP
	Fiscal	Salary	Bonus	Compensation	Awards	Options	Payouts
Name and Principal Position	Year	($)	($)	($)(2)	($)(3)	(#)	($)(4)

William T. Jensen	2004	$278,356	$279,915	$10,354	—	—	$37,549	$7,929
Chairman(1)	2003	279,447	132,124	10,460	—	50,000	—	8,124
	2002	260,664	114,498	10,129	—	50,000	—	6,276
Donald W. Duda	2004	278,356	279,915	9,600	$1,134,000	—	136,983	10,680
President(1)	2003	281,588	132,124	9,450	—	100,000	15,454	7,630
	2002	260,664	114,498	8,250	—	100,000	—	5,480
Douglas A. Koman	2004	183,144	93,965	9,600	208,656	—	—	6,371
Vice President, Corporate	2003	180,794	66,483	9,200	—	35,000	—	6,371
Finance(1)	2002	148,319	54,065	4,400	—	75,000	—	1,699
Robert J. Kuehnau	2004	180,512	93,965	9,600	119,070	—	70,135	8,368
Vice President, Treasurer	2003	174,209	66,483	9,200	—	20,000	83,836	8,514
and Controller	2002	165,328	54,065	4,725	—	30,000	74,751	7,126
James F. McQuillen	2004	175,244	69,993	9,000	—	—	53,029	8,816
Executive Vice President	2003	171,410	17,219	8,750	—	15,000	32,521	8,261
	2002	160,691	7,500	6,000	—	20,000	42,206	7,294

(1)	Effective as of May 1, 2004, Mr. Jensen retired from his position as Chief Executive Officer and the board of directors elected Mr. Duda to the position of Chief Executive Officer and Mr. Koman to the position of Chief Financial Officer. Mr. Duda and Mr. Koman continue to serve as President and Vice President, Corporate Finance, respectively.

(2)	Includes limousine service payments by Methode for Mr. Jensen and cash car allowances for the remaining Named Executives.

(3)	Represents the value at April 30, 2004 of the following restricted stock awards, all of which are entitled to payments of dividends: 100,000 for Mr. Duda, 18,400 for Mr. Koman and 10,500 for Mr. Kuehnau. For each Named Executive, 50% of the restricted stock awards vest as of April 30, 2007 if the Named Executive remains employed with Methode until that date, and between 50% and 100% of the restricted stock awards will vest on that same date if Methode has met certain financial targets.

(4)	Long-Term Incentive Plan (“LTIP”) payouts represent amounts paid pursuant to Methode’s Longevity Contingent Bonus Program. See “Long-Term Incentive Plans — Awards in Last Fiscal Year” and “Board Compensation Committee Report on Executive Compensation-Long-Term Incentive” below for a description of the Longevity Contingent Bonus Program.

(5)	Includes the following Company contribution under Methode’s 401(k) Plan for the following Named Executives in fiscal 2004, 2003 and 2002, respectively: Mr. Duda, $6,513, $7,214 and $5,100; Mr. Koman, $6,001, $6,005 and $1,414; Mr. Kuehnau, $6,114, $6,285 and $5,100; and Mr. McQuillen, $6,407, $5,874 and $5,100. Includes $3,755 for personal use of the corporate aircraft by Mr. Duda in fiscal 2004. Includes the following above-market interest accruals under Methode’s Capital Accumulation Program for the following Named Executives in fiscal 2004, 2003 and 2002, respectively: Mr. Jensen, $2,268,

$2,408 and $2,529; and Mr. Kuehnau, $1,691, $1,567 and $1,418. Includes the following premiums for term life insurance in excess of $50,000 paid by Methode for the benefit of the following Named Executives in fiscal 2004, 2003 and 2002, respectively: Mr. Jensen, $5,661, $5,716 and $3,747; Mr. Duda, $412, $416 and $380; Mr. Koman, $370, $366 and $285; Mr. Kuehnau, $563, $662 and $608; and Mr. McQuillen, $2,409, $2,387 and $2,194.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares Acquired	Value	Options at 4/30/04	Options at FY-End ($)
Name	on Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

William T. Jensen	—	—	150,000/ 50,000	$541,000/$ —
Donald W. Duda	—	—	154,413/175,000	520,000/ 63,000
Douglas A. Koman	—	—	61,398/ 91,250	125,636/ 47,250
Robert J. Kuehnau	—	—	76,076/ 42,500	84,100/ 18,900
James F. McQuillen	—	—	28,256/ 28,333	63,950/ 11,200

Long-Term Incentive Plans — Awards In Last Fiscal Year

      Methode has a Longevity Contingent Bonus Program that covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of Methode and his or her employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his or her employment with Methode during the three-year period or his or her employment performance is not satisfactory, no longevity compensation is payable under this program. If employment terminates due to death, disability or retirement, all outstanding longevity compensation awards will continue to be paid pursuant to the established schedule. The following table includes information regarding amounts payable under the Longevity Bonus Program to the Named Executives based on the bonuses earned in fiscal 2004.

	Performance or Other	Estimated Future Payouts
	Period Until
Name	Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)

William T. Jensen	3 years	$279,315	$279,315	$279,315
Donald W. Duda	3 years	279,315	279,315	279,315
Douglas A. Koman	3 years	93,965	93,965	93,965
Robert J. Kuehnau	3 years	93,965	93,965	93,965
James F. McQuillen	3 years	69,993	69,993	69,993

Equity Compensation Plan Information

      This table shows information about our common stock that may be issued upon the exercise of options, warrants and rights as of April 30, 2004 under all of our equity compensation plans.

	(a)	(b)	(c)

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a)

Equity Compensation Plans Approved by Security Holders(1)	2,494,430	$10.17	308,471
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,494,430	$10.17	308,471

(1)	The equity compensation plans approved by Methode’s stockholders are the 1997 Stock Plan and the 2000 Stock Plan.

Employment Agreements

Jensen Employment Agreement

      William Jensen entered into an agreement with Methode in connection with his election to Chairman of our board of directors in February 2001. Under the agreement, as amended, Mr. Jensen was entitled to an annual salary of $278,356 and a quarterly bonus equal to .75% of the first $2,000,000 of pretax profit, .375% of the next $2,000,000 of pre-tax profit and .25% of all other pre-tax profit. In addition, Mr. Jensen was granted an option to purchase 100,000 shares of Methode’s common stock in fiscal 2001. In June 2002, the Compensation Committee elected to extend the term of the agreement to June 30, 2003. This agreement has not been further extended. See “— Director Compensation” for a description of Mr. Jensen’s agreement with Methode, dated May 1, 2004, to serve as Chairman of our board until the 2004 annual meeting of stockholders.

Employment Security Agreements

      On December 21, 2001, Donald Duda, Douglas Koman, Robert Kuehnau and James McQuillen each entered into an Employment Security Agreement with Methode. Each agreement provides that if within three years of a Change in Control (as defined below) or during a Period Pending a Change in Control (as defined below), Methode terminates the executive’s employment without good cause or the executive voluntarily terminates his or her employment for good reason, the executive is entitled to (1) a lump sum cash payment equal to three times the executive’s annual salary (two times the annual salary in the case of Mr. McQuillen), (2) a lump sum cash bonus payment equal to 100% of the executive’s annual salary plus a pro-rata portion of the executive’s earned but unpaid bonus, (3) continued participation in Methode’s welfare benefit plans for three years or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits, (4) unpaid salary or other compensation earned with respect to periods prior to the executive’s termination, including accumulated but unused vacation and accrued bonuses under the Longevity Contingent Bonus Program, and (5) a lump sum of any amount payable to the executive pursuant to a tax gross-up payment.

      In general, a “Change in Control” shall have occurred if any of the following occur:

(1)	any person or group is or becomes the beneficial owner of 25 percent or more of Methode’s common stock (excluding shares acquired directly from Methode or acquired in certain mergers and business combinations);

(2)	at any time during any period of two consecutive 12-month periods, members of Methode’s board of directors at the beginning of the period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board. Directors approved by a majority of the Incumbent Board will be considered members of the Incumbent Board. However, directors elected in connection with an actual or threatened proxy contest or solicitation by a third party will not be considered members of the Incumbent Board for this purpose; or

(3)	there is a merger or other business combination of Methode pursuant to which Methode’s stockholders own less than 60 percent of the voting stock of the surviving corporation.

      “Period Pending a Change in Control” is defined in each agreement as the period between the time an agreement is entered into by Methode with respect to a transaction which would constitute a Change in Control, and the closing of such transaction.

Cash Bonus Agreements

      Donald Duda Cash Bonus Agreement as of August 22, 2003. In June 2002, Methode granted Donald Duda a stock option award for 200,000 shares of common stock under Methode’s 2000 Stock Plan. Due to annual award volume limitations contained in the 2000 Stock Plan, this stock option award is void to the extent that the number of shares granted exceeds 100,000 shares of common stock. Accordingly, the grant was reduced to 100,000 shares of common stock. In July 2003, Methode granted Mr. Duda a stock option award for 100,000 shares of common stock, and would have granted him an additional 150,000 shares if the 2000 Stock Plan’s annual volume limitation did not apply. In light of the foregoing and in order to compensate Mr. Duda equitably, effective as of August 22, 2003, Methode and Mr. Duda entered into a Cash Bonus Agreement. Pursuant to this Cash Bonus Agreement, Mr. Duda is entitled to two cash bonuses, with the amounts to be determined based on two factors: the increase, if any, in the value of the common stock, and the date Mr. Duda is paid the bonus. All bonuses payable under the Cash Bonus Agreement are forfeited if Mr. Duda is terminated for cause.

      The amount of the first cash bonus shall be determined by multiplying 100,000 by the value of the common stock in excess of $10.50 (the value of common stock on the date of the 2002 stock option grant). The vesting is the same as the underlying June 2002 stock option award. The amount of the second cash bonus shall be determined by multiplying 150,000 by the value of the common stock in excess of $11.44 (the value of common stock on the date of the 2003 stock option grant). The vesting is the same as the underlying July 2003 stock option award. These bonuses shall be paid on the earliest to occur of the following: (i) a date selected by Mr. Duda, provided there are no vested but unexercised options with respect to the corresponding option grant: (ii) termination of Mr. Duda’s employment without cause; (iii) Mr. Duda’s death or disability; and (iv) June 10, 2012 (for the first bonus) and July 3, 2013 (for the second bonus).

      Cash Bonus Agreements with Donald Duda, Douglas Koman and Robert Kuehnau. In connection with restricted stock awards granted to Donald Duda, Douglas Koman and Robert Kuehnau in June 2004, Methode agreed to pay each such officer a cash bonus if Methode meets certain financial targets, which shall be measured as of April 30, 2007. The amount of the cash bonuses, if any, will be calculated by multiplying a number representing between 50% and 100% of each officer’s restricted stock awards granted in June 2004 (depending on the level of financial targets attained), by the closing price of Methode’s common stock as of April 30, 2007. See “Executive Compensation — Summary Compensation Table” for information on the restricted stock awards.

Director Compensation

      During the 2004 fiscal year, directors who were not also Methode employees were compensated at the rate of $25,000 annually, plus an attendance fee of $500 for any special board meeting in addition to the regularly scheduled quarterly meetings. Directors who were members of the Compensation, Nominating and Governance or Audit Committees received an additional $500 for each committee meeting attended. In addition, each non-employee director was eligible to participate in the Methode Electronics, Inc. 2000 Stock Plan. Each non-employee director who was a director in the first quarter of the 2004 fiscal year was granted an option to purchase 5,000 shares of Methode common stock. These options vested six months after the grant date. Christopher Hornung, Paul Shelton and Lawrence Skatoff, each of whom were elected to the board in January 2004, each received a restricted stock award of 850 shares of Methode common stock. George Spindler, who was elected to the board in March 2004, received a restricted stock award of 410 shares of Methode common stock. The restrictions lapse ratably over three years. Directors who are also Methode employees are not paid for their services as directors or for attendance at meetings. In fiscal 2004, William Croft and George Wright accrued above-market interest under Methode’s Capital Accumulation Program of $1,799 and $2,453, respectively.

      During the 2005 fiscal year, directors who are not also Methode employees are compensated at the rate of $35,000 annually. The Chairman of the Audit Committee receives an additional $20,000 annually; the Chairmen of the Nominating and Governance and Compensation Committees receive an additional $10,000 annually; and each member of the Audit Committee receives an additional $5,000 annually. After William Jensen’s agreement in connection with his service as the Chairman of our board of directors terminates on the date of the 2004 annual meeting of stockholders, which is more fully described below, any new non-employee Chairman of our board of directors will receive an additional $25,000 annually. All directors are entitled to an attendance fee of $500 for any special board meeting in addition to the regularly scheduled quarterly meetings. Directors who are members of the Compensation, Nominating and Governance or Audit Committees receive an additional $500 for each committee meeting attended. In June 2004, under the Methode Electronics, Inc. 2000 Stock Plan, each non-employee director was granted a restricted stock award of 3,000 shares of Methode common stock, except for J. Edward Colgate, who was granted a restricted stock award of 2,370 shares of Methode common stock upon his election to the board in July 2004. The restrictions lapse ratably over three years. In addition, each non-employee director will become eligible to participate in the Methode Electronics, Inc. 2004 Stock Plan, subject to the Plan’s approval by the stockholders. Directors who are also Methode employees are not paid for their services as directors or for attendance at meetings.

      On May 1, 2004, William Jensen entered into an agreement with Methode in connection with his continuing service as Chairman of our board of directors. The agreement entitles Mr. Jensen to receive a retainer in the annualized amount of $70,000; the standard fee, if any, for attendance at each board meeting; and $2,000 for each day Mr. Jensen performs services at Methode’s offices. In addition, Mr. Jensen is reimbursed for his out-of-pocket expenses incurred in connection with his performance of services under the agreement, including limousine expenses for travel to and from the office. The agreement terminates on the date of the 2004 annual meeting of stockholders. Mr. Jensen is not otherwise compensated for his service on our board.

2004 Stock Plan

      For a description of the proposed 2004 Stock Plan, see “Proposal 2 — Approval of the 2004 Stock Plan.”

2000 Stock Plan

      The 2000 Stock Plan provides for awards of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock. All present and future directors, officers and employees, are eligible to participate. Two million shares of common stock have been reserved for issuance (no more than 500,000 of which may be used for restricted stock). All options automatically vest if within 12 months following a Change of Control the participant is terminated without cause or resigns for good reason and the award is exercisable for 90 days after the termination. A Change of Control is defined as one of the following occurrences: (1) any person other than William McGinley or his family owns more than 25% of the total voting power of Methode, (2) if a tender offer is made for Methode, a change of control is deemed to have occurred on the first to occur of (A) the person making the offer owns or has accepted for payment more than 25% of the voting stock or (B) three business days before the offer is to terminate if, by the terms of the offer, the offeror could own more than 50% of the voting stock, or (3) individuals who were the board’s nominees for election are not reelected at a meeting involving a contested election.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the securities laws of the United States, Methode’s directors, its executive officers, and any persons holding more than 10% of Methode’s common stock are required to report their initial ownership of common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and Methode is required to disclose in this proxy statement any failure to file by the required dates during its fiscal year ended April 30, 2004. All of these filing requirements were satisfied except George Wright and John Cannon, Senior Executive Vice President for Methode, each filed one late report on Form 4 reporting the sale of Class B common stock in connection with the merger eliminating our dual class voting structure. In making these disclosures, Methode has relied solely on written representations of its directors and executive officers and copies of the reports filed with the Commission.

Compensation Committee Interlocks and Insider Participation

      The current members of the Compensation Committee are Christopher Hornung, Chairman, Warren Batts, William Croft, Paul Shelton and George Spindler. Prior to February 17, 2004, the members of the Compensation Committee consisted of Mr. Croft, Chairman, Mr. Wright and Roy Van Cleave. However, in connection with the completion of the merger to eliminate Methode’s dual class voting structure, Mr. Van Cleave resigned from our board of directors in January 2004. No interlocking relationships exist between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee. No interlocking compensation committee relationships exist between any executive officer of Methode and any executive officer of any other company.

BOARD COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      Methode’s compensation philosophy is comprised of several elements designed to retain key management personnel, reward performance, dedication and historical service to Methode, and to relate executive pay to long-term performance. These elements consist of a base salary, bonus compensation, incentive awards directly relating pay to performance, and long-term incentive awards designed to align executive interests with stockholder interests.

Base Salary

      The base salaries of Methode’s executive officers have remained relatively flat, with small increases to reflect inflation. The Compensation Committee reviews base salaries annually. Although base salaries have not been high relative to other companies of comparable size, bonus compensation has been a key tool for rewarding performance. Mr. Jensen was paid an annual salary of $284,017 in fiscal 2004.

Bonus Compensation

      Quarterly cash bonuses for all officers and managerial personnel are determined pursuant to a bonus plan reviewed from time to time by the Compensation Committee. Pursuant to the bonus plan, bonus amounts are calculated according to a formula which assigns certain percentages to different levels of adjusted pretax profits. Mr. Jensen earned quarterly cash bonuses totaling $279,915 during fiscal 2004.

Long-Term Incentives

      Methode has instituted several plans that are designed to provide long-term incentives for executives by relating executive compensation to Methode’s performance over time as well as by rewarding continued service. The Longevity Contingent Bonus Program (the “Bonus Program”) awards officers and key management personnel a matching bonus (equal to the amount of the current quarterly bonus), which will be considered as earned and payable in three years provided that the participant is still employed and performance has been satisfactory. If, for any reason, other than death, disability, or retirement, the officer or key employee terminates his or her employment with Methode during the three year period, or his or her employment performance is not satisfactory, no longevity compensation is payable under this program. Mr. Jensen was paid $37,549 in matching bonus compensation during fiscal 2004.

      The Methode Electronics, Inc. 2000 Stock Plan and the proposed 2004 Stock Plan (the “Stock Plans”) also provide long-term incentive to employees. The Stock Plans provide for the granting of awards of restricted stock, incentive stock options, nonqualified stock options and stock appreciation rights with respect to the common stock. The Compensation Committee administers the Stock Plans and from time to time grants awards under the Stock Plans to selected eligible directors and employees.

Donald Duda Cash Bonus Agreement

      In each of May 2001 and June 2002, Methode granted Donald Duda a stock option award for 200,000 shares of common stock under Methode’s 2000 Stock Plan. Due to annual award volume limitations contained in the 2000 Stock Plan, each of these stock option awards are void to the extent that the number of shares granted exceeds 100,000 shares of common stock. Accordingly, each of these grants were reduced to 100,000 shares of common stock. In July 2003, Methode granted Mr. Duda a stock option award for 100,000 shares of common stock, and would have granted him an additional 150,000 shares if the 2000 Stock Plan’s annual volume limitation did not apply. In light of the foregoing and in order to adequately compensate Mr. Duda, the Compensation Committee determined to grant Mr. Duda cash bonuses calculated based on the appreciation in Methode’s common stock and Mr. Duda’s tenure with Methode. Accordingly, on August 22, 2003, Methode and Mr. Duda entered into a Cash Bonus Agreement. This agreement is summarized in more detail under “Employment Agreements — Donald Duda Cash Bonus Agreement.”

Restricted Stock Awards and Cash Bonus Agreements with Donald Duda, Douglas Koman and Robert Kuehnau

      In June 2004, Methode granted the following restricted stock awards to Donald Duda, Douglas Koman and Robert Kuehnau: 100,000 for Mr. Duda, 18,400 for Mr. Koman and 10,500 for Mr. Kuehnau. For each of these officers, 50% of the restricted stock awards vest as of April 30, 2007 if such officer remains employed with Methode until that date, and the second 50% of the restricted stock awards vest on that same date if Methode has met certain financial targets. All of the restricted stock awards are entitled to payments of dividends.

      In connection with these restricted stock awards, Methode agreed to pay each such officer a cash bonus if Methode meets certain financial targets, which shall be measured as of April 30, 2007. The amount of the cash bonuses, if any, will be calculated by multiplying the number representing 50% of each officer’s restricted stock awards described in the paragraph above by the closing price of Methode’s common stock as of April 30, 2007.

COMPENSATION COMMITTEE
Christopher J. Hornung, Chairman
Warren L. Batts
William C. Croft
Paul G. Shelton
George S. Spindler

PROPOSAL 2 — APPROVAL OF 2004 STOCK PLAN

      On June 18, 2004, the board of directors of Methode approved the Methode Electronics, Inc. 2004 Stock Plan (the “2004 Stock Plan” or the “Plan”). The Plan will not become effective until it is approved by the stockholders, in accordance with Nasdaq listing standards. The board is asking the stockholders to approve the Plan to advance the interests of Methode by providing eligible directors and employees of Methode with the opportunity to acquire shares of Methode’s common stock. By encouraging such stock ownership, Methode seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of Methode to promote the success of the business.

      Methode currently grants stock options and other equity incentive awards to participants under the Methode Electronics, Inc. 2000 Stock Plan.

      The board of directors recommends a vote “FOR” the approval of the 2004 Stock Plan.

      The following summary of the 2004 Stock Plan should be read in conjunction with the full 2004 Stock Plan, which is attached to this proxy statement as Appendix A.

      General. Under the 2004 Stock Plan, the Compensation Committee has the discretionary authority to grant incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code (the “Code”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock and restricted stock units to present and future directors, officers and employees of Methode or any subsidiary or affiliate (such individuals are sometimes referred to in summary as “participants”).

      Effective Date and Vote Required. The Plan was adopted by the board and is effective as of the date of its approval by the affirmative vote of a majority of the shares of common stock of Methode present, in person or by proxy, and entitled to be voted on the proposal at the annual meeting.

      Administration. The Plan is administered by the Compensation Committee, which is appointed by the board of directors. All determinations of the Compensation Committee are made by a majority vote of its members and are final and binding on all participants. The Compensation Committee has discretionary authority to:

•	construe and interpret the Plan;

•	establish, amend and rescind appropriate rules and regulations relating to the Plan;

•	select the individuals who will receive awards under the Plan and determine the size and terms of such awards, retaining the right to amend or modify the awards as permitted under the Plan;

•	contest rulings or decisions on matters relating to the Plan or to any awards;

•	make other decisions necessary or advisable for the administration of the Plan; and

•	determine the form in which tax withholding under the Plan will be made.

      Shares Available for Grants; Adjustments to Reflect Changes in Capital Structure. The Plan reserves 1,000,000 shares of common stock for which ISOs, NSOs, SARs, restricted stock awards and restricted stock units may be issued under the Plan. Such shares may be either authorized but unissued shares or treasury shares, in the board’s discretion. If any award terminates or expires, or is cancelled or forfeited as to any number of shares of common stock, new awards may thereafter be awarded with respect to such shares. The total number of shares of common stock with respect to which awards may be granted to any individual in any calendar year shall not exceed 150,000 shares (subject to adjustment as provided below).

      The Compensation Committee may make any appropriate adjustments in the number and kind of shares of common stock with respect to which awards may be granted under the Plan and, with respect to outstanding awards, in the number and kind of shares covered thereby and in the applicable option price, in the event of a change in the corporate structure or shares of Methode. In the event of an extraordinary corporate transaction such as a merger, the Compensation Committee may provide for a cash payment or substitute award to be delivered to participants in exchange for their outstanding awards.

      Incentive Stock Options. The 2004 Stock Plan provides that the Compensation Committee has the authority to grant ISOs to any employee of Methode or a subsidiary, subject to the terms and conditions of the 2004 Stock Plan and such other consistent terms and conditions as the Compensation Committee may deem appropriate. The ISO exercise price is determined by the Compensation Committee but may not be less than the fair market value, which is defined as the closing price of the common stock on the date of grant. As of July 26, 2004, the closing price for the common stock was $11.75 per share. The exercise price may not be less than 110% of such fair market value if the participant is the holder of more than 10% of the outstanding voting stock of Methode.

      Unless the Compensation Committee otherwise determines, the option period for each vested ISO will expire upon the earliest of: (i) ten years after the date of grant (five years in the case of a holder of more than 10% of Methode’s outstanding voting stock), (ii) immediately upon termination of employment for cause, (iii) three months after termination of employment for any reason other than cause, death or total and permanent disability, (iv) 12 months after death or termination of employment on account of total and permanent disability, or (v) such other date as specified by the Compensation Committee at the time of the grant.

      Nonqualified Stock Options. The 2004 Stock Plan provides that the Compensation Committee has the authority to grant NSOs to any present or future director, officer or employee of Methode or any subsidiary or affiliate, subject to the terms and conditions of the 2004 Stock Plan and such other consistent terms and conditions as the Compensation Committee may deem appropriate. Unless otherwise determined by the Compensation Committee, the NSO exercise price shall be equal to the fair market value, which is defined as the closing price of the common stock on the date of grant. As of July 26, 2004, the closing price for the common stock was $11.75 per share.

      Unless the Compensation Committee otherwise determines, the option period for vested NSOs will expire upon the earliest of: (i) ten years after the date of grant, (ii) in the case of an employee, three months after termination of employment for any reason other than cause, death, or total and permanent disability, (iii) in the case of a non-employee director, three months after termination of service on the board for any reason other than cause, death, or total and permanent disability, (iv) immediately upon termination of employment or service on the board for cause, (v) 12 months after death or total and permanent disability, or (vi) such other date as specified by the Compensation Committee at the time of the grant.

      Stock Appreciation Rights. The Compensation Committee may grant a SAR to any present or future director, officer or employee of Methode or any subsidiary or affiliate. SARs may relate to and be associated with all or any part of a specific ISO or NSO. A SAR shall entitle the participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO. In exchange, the participant receives from Methode that number of shares of common stock having an aggregate fair market value on the date of surrender equal to the product of (i) the excess of the fair market value of a share of common stock on the date of surrender over the fair market value of the common stock on the date the SARs were issued, or, if the SARs are related to an ISO or a NSO, the per share exercise price under such option on the grant date, and (ii) the number of shares of common stock subject to such SAR, and, if applicable, the related option or portion thereof which is surrendered. SARs are exercisable during a period established by the Compensation Committee and, if related to an ISO or NSO, shall terminate on the same date as the related option. Upon exercise, participants are paid in shares of common stock or cash, as determined by the Compensation Committee.

      Restricted Stock Awards and Restricted Stock Units. The Compensation Committee may grant an award of restricted stock or restricted stock units to any present or future director, officer or employee of Methode or any subsidiary or affiliate subject to the terms and conditions of the 2004 Stock Plan and such other consistent terms and conditions as the Compensation Committee may deem appropriate.

      In the case of an award of restricted stock, upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the restricted stock expire and new certificates representing unrestricted shares of common stock are issued to the participant. Generally, the participant has all of the rights of a stockholder of Methode with respect to his or her shares of restricted stock including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of restricted stock.

      In the case of an award of restricted stock units, no shares of common stock or other property are issued at the time the award is granted. Upon the lapse or waiver of restrictions and the restricted period relating to the restricted stock units (or at such other later time as may be determined by the Compensation Committee), shares of common stock are issued to the holder of the restricted stock units and evidenced in such matter as the Compensation Committee deems appropriate.

      Manner of Exercise. The Compensation Committee may permit the exercise price for options granted under the 2004 Stock Plan to be paid in cash or shares of common stock, including shares of common stock which the participant received upon the exercise of one or more options. The Compensation Committee may also permit the option exercise price to be paid by the participant’s delivery of an election directing Methode to withhold shares of common stock from the common stock otherwise due upon exercise of the option or any other method permitted by law.

      Vesting. A participant may not exercise an option until it has vested. Unless the Compensation Committee establishes a different vesting schedule at the time of grant, awards generally vest 50% after one year and 100% after two years.

      In addition, the Compensation Committee may require the satisfaction of certain financial requirements in order for awards to vest.

      Generally, awards become fully vested if a participant’s employment with Methode or service on the board is terminated due to retirement on or after age 65, retirement on or after age 55 with the consent of Methode, retirement at any age on account of total and permanent disability, or death. If a participant’s employment with or service to Methode is terminated for any other reason, any awards that are not yet vested are generally forfeited.

      Change in Control. The 2004 Stock Plan provides that if within 12 months following a change of control, as defined in the 2004 Stock Plan, a participant is terminated without cause or resigns for reasons relating to relocation or decreased responsibilities or compensation, all the participant’s awards under the 2004 Stock Plan would become fully vested, and in the case of an ISO, NSO or SAR, would be fully exercisable for 90 days following termination. In the event of an extraordinary corporate transaction such as a merger, the Compensation Committee may provide for a cash payment or substitute award to be delivered to participants in exchange for their outstanding awards.

      Nontransferability. ISOs are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. All other awards are transferable by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or in the Compensation Committee’s discretion after vesting.

      Withholding Tax. The Compensation Committee has discretion to require a participant to pay taxes arising in connection with any awards by having Methode withhold shares of common stock, by requesting the participant to tender back shares of common stock received in connection with the award or by delivering other previously acquired shares of common stock having a fair market value approximately equal to the amount to be withheld.

      Amendment; Termination. The board of directors may amend the 2004 Stock Plan at any time, but may not impair the rights of participants with respect to any outstanding awards without the consent of participants. Amendments to increase the limitations on the number of shares subject to the Plan or amendments related to repricing may not be made without stockholder approval.

      The 2004 Stock Plan will terminate ten years after its adoption by the board of directors; provided, however, that the board of directors may terminate the 2004 Stock Plan at any time. Termination of the 2004 Stock Plan will not affect the rights of participants with respect to any awards granted before the termination date.

      New Plan Benefits. Because benefits under the 2004 Stock Plan will depend on the Compensation Committee’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2004 Stock Plan is approved by the stockholders.

      Federal Tax Consequences — Incentive Stock Options. Provided a participant is an employee of Methode during the period beginning on the date of grant of the ISO and ending on the day three months before the date of exercise, neither the grant nor the exercise of an ISO has an immediate tax consequence to the participant or Methode. If subsequent to the exercise of an ISO the participant does not dispose of the acquired common stock within two years after the date of the grant of the ISO, or within one year after the date of the transfer of the common stock to the participant (the “Holding Period”), Methode is not entitled to a tax deduction, the participant realizes no ordinary income, and any gain or loss that is realized on the subsequent sale or taxable exchange of the common stock is treated as a long-term capital gain or loss. Certain tax deductions and exclusions, known as “tax preference items,” give rise to an “alternative minimum tax” enacted to recapture some of the tax savings provided by such tax preference items. The tax benefits associated with an ISO are tax preference items that may affect the alternative minimum tax that must be paid by certain high income individuals.

      If a participant exercises an ISO and disposes of the acquired common stock before the end of the Holding Period, the participant’s and Methode’s tax treatment will be the same as if the participant had exercised an NSO (described below). Therefore, the participant realizes ordinary income in an amount equal to the excess, if any, between the option price of the common stock and the fair market value of such common stock on the date of exercise. Methode will be entitled to a corresponding tax deduction in the same amount and at the same time.

      Federal Tax Consequences — Nonqualified Stock Options. Generally, the recipient of a NSO realizes no taxable income at the time of grant. Similarly, Methode is not entitled to a deduction with respect to the grant of a NSO.

      Upon the exercise of a NSO, a participant realizes income at ordinary income tax rates. The amount included in income is the excess of the fair market value of the common stock acquired (as of the date of exercise) over the exercise price. Methode will generally be entitled to a corresponding deduction equal to this amount for Methode’s taxable year that ends with or includes the end of the participant’s taxable year of income inclusion. Methode’s deduction is only allowed, however, to the extent the amount is considered “reasonable compensation.”

      A participant’s basis in the common stock acquired upon the exercise of a NSO will be the exercise price, plus any amount includable in the participant’s gross income upon the exercise of the NSO. The gain or loss realized by the participant upon a subsequent sale or exchange of the shares will be a capital gain or loss.

      Federal Tax Consequences — Restricted Stock and Restricted Stock Units. Generally, because of the risk of forfeiture prior to vesting (and certain other restrictions that may be imposed by the Compensation Committee), no taxable income will be recognized by the participant upon an award of restricted stock or restricted stock units. However, a participant may make an election under Section 83(b) of the Code, within 30 days of the date of issuance of the restricted stock or the restricted stock units, to be taxed at the time of issuance. Any participant who makes such an election recognizes ordinary income on the date of issuance of the restricted stock equal to its fair market value at that time. Methode is entitled to an equivalent deduction. No additional income would then be recognized by the participant upon the lapse of restrictions on the restricted stock.

      Absent an election under Section 83(b) of the Code, a participant does not recognize taxable income upon the award of restricted stock or restricted stock units. Rather, the participant is deemed to receive ordinary income at the time the restrictions lapse. The amount of the participant’s taxable income is equal to the fair market value of the shares at such time, less any amount paid, if any, by the participant for such shares. Methode is entitled to a corresponding deduction at such time for the same amount. Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain or loss depending on the participant’s holding period for such shares after their restrictions lapse.

      Unless an election under Code Section 83(b) is made, dividends paid to a participant while the restricted stock remains subject to restrictions are treated as compensation for federal income tax purposes. Any dividends paid on the restricted stock subsequent to an election under Code Section 83(b) are treated as dividend income, rather than compensation, for federal income tax purposes.

PERFORMANCE GRAPH

      The following graph sets forth a five year comparison of the cumulative total stockholder returns for the following: (1) Methode’s common stock; (2) the CRSP Total Return Index for The Nasdaq Stock Market (US Companies); and (3) a custom peer group of publicly traded companies. All returns were calculated assuming dividend reinvestment on a quarterly basis.

      The Peer Group includes companies that manufacture, or have business units that manufacture, electrical and electronic connectors, interconnect devices, or controls and components for the automotive, computer, communications systems and other markets. The Peer Group consists of the following companies: Amphenol Corporation, CTS Corporation, Delphi Corporation, Littelfuse, Inc., Molex Incorporated (Class A Common Stock), Thomas & Betts Corporation and TRW Inc.

      On January 8, 2004, in connection with the merger to eliminate our dual class voting structure, each share of our Class A common stock was converted into one share of common stock and each share of our Class B common stock was converted into the right to receive $23.55 in cash, without interest.

RELATED PARTY TRANSACTIONS

      James W. McGinley and Robert R. McGinley, the sons of William J. McGinley, Methode’s founder, were both members of our board of directors until their resignation in October 2003. James W. McGinley and Robert R. McGinley, together with their sister, Margaret J. McGinley, are special fiduciaries, co-trustees and beneficiaries of Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trust (the “Trusts”). Set forth below is a brief description of certain recent transactions between Methode, members of the McGinley family and the Trusts.

The Merger Agreement

      As of July 18, 2003, Methode entered into an agreement with the Trusts, the Jane R. McGinley Trust, James W. McGinley, Robert R. McGinley and Margaret J. McGinley. Pursuant to this agreement, the McGinley family, the Trusts and the Jane R. McGinley Trust sold 750,000 shares of their Class B common stock to Methode for $22.75 per share and agreed to vote their remaining 181,760 shares of Class B common stock in favor of a merger in which all outstanding shares of Methode’s Class B common stock would receive $23.55 per share and the Class A common stock would be converted into new Methode common stock (the “Merger”). The Merger occurred on January 8, 2004. Pursuant to the terms of the Merger, the Trusts, the Jane R. McGinley Trust and the McGinley family members were paid $23.55 per share for their 181,760 remaining shares of Class B common stock. Pursuant to the terms of the agreement, Roy M. Van Cleave ceased to be a director upon the completion of the Merger.

The Planned Tender Offer by Methode

      Methode previously entered into an agreement dated August 19, 2002, and amended December 26, 2002, with the Trusts, Jane R. McGinley, Margaret J. McGinley, James W. McGinley, and Robert R. McGinley to commence a tender offer to purchase all of the outstanding Class B common stock at a price of $20 per share in cash by the terms and conditions provided for in the agreement.

      Pursuant to the agreement, Methode’s obligation to commence the tender offer was subject to the prior approval of the offer by a majority of the Class A common stockholders present at a special meeting (excluding Class A common stock held by the Trusts and the McGinley family members). The Trusts, Jane R. McGinley, Margaret J. McGinley, James W. McGinley, and Robert R. McGinley agreed to tender their shares within ten business days of commencement and not to withdraw, on the condition that less than 100,000 shares of Class B common stock were outstanding after the planned Methode tender offer. Under the agreement, the Trusts, the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley, and Robert R. McGinley were obligated to tender all of their Class B common stock in the offer. This represented an aggregate of 931,760 shares of Class B common stock, or 85.7% of the outstanding Class B common stock.

      On June 12, 2003, Methode mailed to its stockholders the definitive proxy statement in connection with the special meeting scheduled for July 10, 2003 for eligible Class A common stockholders to vote on the making of the planned tender offer. On July 8, 2003, Dura Automotive Systems, Inc. commenced an unsolicited tender offer for all of the outstanding shares of Class B common stock at $23.00 per share. On July 10, 2003, Methode adjourned the special meeting until July 24, 2003. On July 14, 2003, the Trusts and the McGinley family members gave notice of termination of the agreement. On July 23, 2003, Methode cancelled its special meeting of stockholders scheduled to reconvene on July 24, 2003.

The Horizon Loan

      The Trusts also own Horizon Farms, Inc. (“Horizon”), a horse farm and breeding operation. As co-trustees and beneficiaries of the Trusts, James W. McGinley and Robert R. McGinley have an interest in Horizon. In addition, James W. McGinley and Robert R. McGinley are officers and directors of Horizon.

      In early 2001, Methode was completing its request for the revenue ruling in connection with the Stratos Lightwave, Inc. (“Stratos”) spin-off. At the request of the IRS, William J. McGinley provided an undertaking to the IRS that he had no present intention to sell any of his Class A or Class B common stock

(the majority of which shares were held by the Trusts). William J. McGinley passed away in late January 2001. Consequently, the IRS required that William J. McGinley’s Estate, as the owner of such Class A common stock and Class B common stock, provide a similar undertaking to that provided by William J. McGinley.

      After William J. McGinley’s death, loans held by William J. McGinley for which the Estate was responsible became due because of his death. The Estate informed Methode that it would be unable to provide the requested representation to the IRS because if the banks attempted to quickly foreclose on the loans, the Estate might be forced to sell various assets, including its Methode Class A common stock and Class B common stock. In discussions with Methode, the Estate indicated that if it received a term loan from Methode which allowed it to pay off the loans, it would be able to provide the representation to the IRS required in connection with the Stratos spin-off.

      With the approval of our board of directors, in April 2001, Methode loaned $6 million to Horizon. Upon receipt of the Horizon loan, the Estate executed the required IRS representation. The Horizon loan was payable on June 30, 2003 and bore interest at a rate of 5.25% per annum. The largest aggregate amount outstanding on this loan during the 2004 fiscal year was $6,726,602, which included principal and interest.

      On June 30, 2003, Horizon paid off the Horizon loan in full.

Split-Dollar Insurance Agreement

      Other non-operating income for Methode for fiscal 2001 included $6.6 million from insurance proceeds of approximately $10 million related to the death in January 2001 of William J. McGinley, Methode’s founder and the father of James W. McGinley and Robert R. McGinley. Methode was a party to a Split-Dollar Insurance Agreement dated August 9, 1996, with the William J. McGinley and Jane R. McGinley Irrevocable Trust (the “Irrevocable Trust”). James W. McGinley, Robert R. McGinley and their sister, Margaret J. McGinley, and other McGinley family members, are beneficiaries of the Irrevocable Trust. Pursuant to the Split-Dollar Insurance Agreement, Methode agreed to pay premiums on five life insurance policies owned by the Irrevocable Trust on the lives of William J. McGinley and Jane R. McGinley, the wife of William J. McGinley and the mother of James W. McGinley and Robert R. McGinley. Methode had collateral assignments on the policies that entitled it to receive reimbursement from the insurance proceeds at the greater of the cumulative premiums paid or the cash surrender value of the policies.

      As a result of the death of Jane R. McGinley in February 2003, insurance proceeds of approximately $10.5 million were paid under four of the split-dollar last survivor life insurance policies. In April 2003, approximately $3.5 million was paid to the Irrevocable Trust under one such policy and approximately $1.0 million was paid to Methode, representing the cash surrender value of the policy.

With respect to the three remaining policies, the proceeds paid to the Irrevocable Trust equaled approximately $4.7 million and the amount paid to Methode equaled approximately $1.3 million, representing the premiums paid on those policies by Methode.

      Methode and the Irrevocable Trust were involved in a dispute regarding whether the amount paid to Methode should be reduced by $86,908, which represents the amount of premiums included in the McGinleys’ income and deducted by Methode for federal tax purposes. This dispute was resolved in April 2004 with the payment by Methode of $43,454 to the Irrevocable Trust.

OTHER INFORMATION

Stockholder Proposals

      The Corporate Secretary must receive stockholder proposals no later than April 15, 2005 to be considered for inclusion in Methode’s proxy materials for its next annual meeting. Additionally, Methode’s advance notice by-law provisions require that any stockholder proposal to be presented from the floor of the next annual meeting must be received by the Corporate Secretary not later than the 60th day nor earlier than the 90th day prior to September 14, 2005 (the first anniversary of the preceding year’s annual meeting). If the date of Methode’s next annual meeting is more than 30 days before or more than 60 days after September 14, 2005, such stockholder proposals must be delivered no earlier than the 90th day prior to such annual meeting date and not later than the later of the 60th day prior to such annual meeting date or the 10th day following Methode’s public announcement of the meeting date for such annual meeting. Also, such proposal must be, under law, an appropriate subject for stockholder action in order to be brought before the meeting and must contain the information required by the advance notice by-law provision. These notices should be directed to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Additional Information

      A copy of Methode’s Annual Report on Form 10-K for the fiscal year ended April 30, 2004 filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to Investor Relations, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

Other Matters

      Neither the board of directors nor management knows of any other business that will be presented at the annual meeting. Should any other business properly come before the annual meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

William T. Jensen
Chairman

Chicago, Illinois

August 13, 2004

APPENDIX A
METHODE ELECTRONICS, INC.
2004 STOCK PLAN

      1. Preamble.

      Methode Electronics, Inc., a Delaware corporation (the “Company”), hereby establishes the Methode Electronics, Inc. 2004 Stock Plan (the “Plan”) as a means whereby the Company may, through awards of (i) incentive stock options (“ISOs”) within the meaning of section 422 of the Code, (ii) non-qualified stock options (“NSOs”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock (“Restricted Stock”) and (v) restricted stock units (“Restricted Stock Units”):

(a)	provide selected officers, directors and employees with additional incentive to promote the success of the Company’s business;

(b)	encourage such persons to remain in the service of the Company; and

(c)	enable such persons to acquire proprietary interests in the Company.

      The provisions of this Plan do not apply to or affect any option, stock appreciation right or restricted stock hereafter granted under any other stock plan of the Company, and all such options, stock appreciation rights or restricted stock shall be governed by and subject to the applicable provisions of the plan under which they will be granted.

      2. Definitions and Rules of Construction.

2.01 “Affiliate” means any entity during any period that, in the opinion of the Committee, the Company has a significant economic interest in the entity.

2.02 “Award” means the grant of Options, SARs, Restricted Stock and/or Restricted Stock Units to a Participant.

2.03 “Award Date” means the date upon which an Option, SAR, Restricted Stock or Restricted Stock Unit is awarded to a Participant under the Plan.

2.04 “Board” or “Board of Directors” means the board of directors of the Company.

2.05 “Cause” with respect to any Award shall have the meaning set forth in the agreement evidencing the Award, or if no meaning is set forth in the agreement, “Cause” shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Affiliate or Subsidiary). The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

2.06 “Change of Control” shall be deemed to have occurred on the first to occur of any of the following:

(i)	any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act, other than any Subsidiary, any employee benefit plan of the Company or a Subsidiary is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 25% or more of the total voting power of the Company’s then outstanding stock;

(ii)	a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company. In case of a tender offer described in this paragraph (ii), the “Change of Control” will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company’s outstanding stock or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting power of the Company’s outstanding stock when the offer terminates; or

(iii)	individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

2.07 “Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

2.08 “Committee” means the Compensation Committee of the Board of Directors.

2.09 “Common Stock” means Common Stock of the Company, par value $.50 per share.

2.10 “Company” means Methode Electronics, Inc., a Delaware corporation, and any successor thereto.

2.11 “Exchange Act” shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

2.12 “Fair Market Value” means as of any date, the closing price for the Common Stock on that date, or if no sales occurred on that date, the next trading day on which actual sales occurred (as reported by the NASDAQ Stock Market System or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted).

2.13 “Family Members” mean with respect to an individual, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the individual’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the individual) control the management of assets, and any other entity in which these persons (or the individual) own more than 50% of the voting interests.

2.14 “Good Reason” with respect to any Award shall have the meaning set forth in the agreement evidencing the Award, or if no meaning is set forth in the agreement, shall mean any of the following:

(i)	any significant diminution in the Participant’s title, authority, or responsibilities from and after a Change of Control;

(ii)	any reduction in the base compensation payable to the Participant from and after a Change of Control; or

(iii)	the relocation after a Change of Control of the Company’s place of business at which the Participant is principally located to a location that is greater than 50 miles from the site immediately prior to the Change of Control.

2.15 “ISO” means an incentive stock option within the meaning of section 422 of the Code.

2.16 “NSO” means a non-qualified stock option which is not intended to qualify as an incentive stock option under section 422 of the Code.

2.17 “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

2.18 “Option Price” means the price per share of Common Stock at which an Option may be exercised.

2.19 “Participant” means an individual to whom an Award has been granted under the Plan.

2.20 “Plan” means the Methode Electronics, Inc. 2004 Stock Plan, as set forth herein and from time to time amended.

2.21 “Restricted Stock” means the Common Stock awarded to a Participant pursuant to Section 8 of this Plan.

2.22 “Restricted Stock Unit” means a unit awarded to a Participant pursuant to Section 8 of this Plan evidencing the right of a Participant to receive a fixed number of shares of Common Stock at some future date.

2.23 “SAR” means a stock appreciation right issued to a Participant pursuant to Section 9 of this Plan.

2.24 “SEC” means the Securities and Exchange Commission.

2.25 “Subsidiary” means any entity during any period which the Company owns or controls more than 50% of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

2.26 Rules of Construction:

2.26.1 Governing Law and Venue. The construction and operation of this Plan are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

2.26.2 Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

2.26.3 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

2.26.4 Conformity with Section 422. Any ISOs issued under this Plan are intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

2.26.5 Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

2.26.6 Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

2.26.7 Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

      3. Stock Subject to the Plan.

      Subject to adjustment as provided in Section 12 hereof, the aggregate number of shares of Common Stock for which Awards may be issued under this Plan may not exceed 1,000,000 shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board’s discretion. If any Award shall terminate, expire, be cancelled or forfeited as to any number of shares of Common Stock, new Awards may thereafter be awarded with respect to such shares. Notwithstanding the foregoing, the total number of shares of Common Stock with respect to which Awards may be granted to any Participant in any calendar year shall not exceed 150,000 shares (subject to adjustment as provided in Section 12 hereof).

      4. Administration.

      The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee’s determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

(a)	to construe and interpret the Plan;

(b)	to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c)	subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the form of agreements which evidence such Awards, the number of Options, Restricted Stock, Restricted Stock Units and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 17 hereof, to amend or modify any of the terms of outstanding Awards provided, however, that except as permitted by Section 12.01, no outstanding Award may be repriced, whether through cancellation of the Award and the grant of a new Award, or the amendment of the Award, without the approval of the stockholders of the Company;

(d)	to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

(e)	generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

(f)	to determine the form in which tax withholding under Section 15 of this Plan will be made (i.e., cash, Common Stock or a combination thereof).

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

      5. Eligible Participants.

      Present and future directors, officers and employees of the Company or any Subsidiary or Affiliate shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary or Affiliate of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, SARs, Restricted Stock Units and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

      6. Terms and Conditions of Non-Qualified Stock Options.

      Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant. Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

6.01 Option Period. Each NSO will expire as of the earliest of:

(i)	the date on which it is forfeited under the provisions of Section 11.01;

(ii)	10 years from the Award Date;

(iii)	in the case of a Participant who is an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant’s termination of employment with the Company and its

Subsidiaries and Affiliates for any reason other than for Cause or death or total and permanent disability;

(iv)	in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary or Affiliate, but not an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant’s termination as a member of the board for any reason other than for Cause or death or total and permanent disability;

(v)	immediately upon the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates or service on a board of directors of the Company or a Subsidiary or Affiliate for Cause;

(vi)	12 months after the Participant’s death or total and permanent disability; or

(vii)	any other date specified by the Committee when the NSO is granted.

6.02 Option Price. At the time granted, the Committee shall determine the Option Price of any NSO, and in the absence of such determination, the Option Price shall be 100% of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

6.03 Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO Awards shall vest in accordance with Section 11.01.

6.04 Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

      7. Terms and Conditions of Incentive Stock Options

      Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

7.01 Option Period. Each ISO will expire as of the earliest of:

(i)	the date on which it is forfeited under the provisions of Section 11.01;

(ii)	10 years from the Award Date, except as set forth in Section 7.02 below;

(iii)	immediately upon the Participant’s termination of employment with the Company and its Subsidiaries for Cause;

(iv)	three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

(v)	12 months after the Participant’s death or total and permanent disability; or

(vi)	any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in section 422 of the Code or any successor thereto.

7.02 Option Price and Expiration. The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.

7.03 Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Section 11.01.

7.04 Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code section 422 and the regulations thereunder.

7.05 $100,000 Limitation. To the extent required by Code section 422, if the aggregate Fair Market Value (determined as of the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

      8. Terms and Conditions of Awards of Restricted Stock or Restricted Stock Units.

      Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock or Restricted Stock Units to any Participant. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Restricted Stock and all Restricted Stock Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a)	Restricted Period. Restricted Stock Units and shares of Restricted Stock awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest, other than as permitted by Section 13 hereof.

(b)	Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Awards of Restricted Stock and Restricted Stock Units under this Section 8 shall vest in accordance with Section 11.02. Until a Participant’s shares of Restricted Stock vest, he may receive cash dividends declared thereon, but all noncash dividends and distributions with respect to shares of Restricted Stock shall be subject to the same vesting and other restrictions applicable to the underlying shares of Restricted Stock.

(c)	Certificate Legend for Restricted Stock Awards. Each certificate issued in respect of shares of Restricted Stock awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 8 of the Methode Electronics, Inc. 2004 Stock Plan and an Agreement entered into between the registered owner and Methode Electronics, Inc. Copies of such Plan and Agreement are on file at the principal office of Methode Electronics, Inc.”

(d)	Restricted Stock Units. In the case of an Award of Restricted Stock Units, no shares of Common Stock or other property shall be issued at the time such Award is granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units (or at such other later time as may be determined by the Committee), shares of Common Stock shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate.

      9. Terms and Conditions of Stock Appreciation Rights.

      The Committee may, in its discretion, grant an SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share Option Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

      Except as otherwise determined by the Committee and set forth in the Agreement, an SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable. The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR. Any ISO or NSO or portion thereof which is surrendered with an SAR shall no longer be exercisable. An SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the Committee in the SAR agreement and shall vest in accordance with Section 11.02. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

      10. Manner of Exercise of Options.

      To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee on a form acceptable to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of an ISO, and such Common Stock has not been held by the Participant for at least the greater of:

(a)	two years from the date the ISO was granted; or

(b)	one year after the transfer of the shares of Common Stock to the Participant;

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code section 422.

      11. Vesting.

11.01 Options. A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date.

The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule on the Award Date as set forth in the Agreement evidencing the Award:

Number of Months	Vested
Since Award Date	Percentage

Fewer than 12 months	0%
12 months	50%
24 months or more	100%

      Notwithstanding the above schedule, unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, a Participant’s Awards shall become fully vested if a Participant’s employment with the Company and its Subsidiaries and Affiliates or service on the board of directors of the Company, a Subsidiary or an Affiliate is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death. Unless the Committee otherwise provides in the applicable agreement evidencing an Award or the preceding sentence of this Section or Section 11.03 applies, if a Participant’s employment with or service to the Company, a Subsidiary or an Affiliate terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.

      A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary or Affiliate, or vice versa, or a leave of absence approved by the Participant’s employer. A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary or Affiliate (and the Participant’s employer is or becomes an entity that is separate from the Company and its Subsidiaries and Affiliates).

11.02 Restricted Stock, Restricted Stock Units and SARs. The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock, Restricted Stock Units or SAR that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule set forth in the Agreement evidencing the Award, such Award shall vest in accordance with Section 11.01.

11.03 Effect of “Change of Control”. Notwithstanding Sections 11.01 and 11.02 above, if within 12 months following a “Change of Control” the employment of a Participant with the Company and its Subsidiaries and Affiliates is terminated without Cause or the Participant resigns for Good Reason, any Award issued to the Participant shall be fully vested, and in the case of an Award other than an Award of Restricted Stock or Restricted Stock Units, fully exercisable for 90 days following the date on which the Participant’s service with the Company and its Subsidiaries and Affiliates is terminated, but not beyond the date the Award would otherwise expire but for the Participant’s termination of employment.

      12. Adjustments to Reflect Changes in Capital Structure.

12.01 Adjustments. If there is any change in the corporate structure or shares of the Company, the Committee may make any appropriate adjustments, including, but not limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purposes of this Section 12, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

12.02 Cashouts. In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards for the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any ISO no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).

      13. Nontransferability of Awards.

13.01 ISOs. ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, his ISOs may be exercised only by him.

13.02 Awards Other Than ISOs. All Awards granted pursuant to this Plan other than ISOs are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or in the Committee’s discretion after vesting. With the approval of the Committee, a Participant may transfer an Award (other than an ISO) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section 13 shall include a transfer of the right set forth in Section 17 hereof to consent to an amendment or revision of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. For purposes of this Section 13, “Family Members” mean with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. The provisions of this Section 13 shall not apply to any Common Stock issued pursuant to an Award for which all restrictions have lapsed and is fully vested.

      14. Rights as Stockholder.

      No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares except as otherwise determined by the Committee and set forth in the Agreement.

      15. Withholding Taxes.

      The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock at the minimum rate legally required, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

      16. No Right to Employment.

      Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its parent or Subsidiaries, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

      17. Amendment of the Plan.

      The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part, subject to the following limitations:

(a)	no amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, no such consent shall be required if the Committee determines in its sole and absolute discretion that the amendment or revision (i) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (ii) in connection with any transaction or event described in Section 12, is in the best interests of the Company or its shareholders. The Committee may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence.

(b)	no amendment may increase the limitations on the number of shares set forth in Section 3, unless any such amendment is approved by the Company’s stockholders; and

(c)	no amendment may be made to the provisions of Section 4(c) relating to repricing unless such amendment is approved by the Company’s stockholders;

provided; however, that adjustments pursuant to Section 12.01 shall not be subject to the foregoing limitations of this Section 17.

      18. Conditions Upon Issuance of Shares.

      An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock or Restricted Stock Units shall not be awarded until and unless the Award of Restricted Stock or Restricted Stock Units, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      19. Substitution or Assumption of Awards by the Company.

      The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

      20. Effective Date and Termination of Plan.

20.01 Effective Date. This Plan is effective as of the date of its approval by the stockholders of the Company.

20.02 Termination of the Plan. The Plan will terminate 10 years after the date it is approved by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

APPENDIX B

METHODE ELECTRONICS, INC.
AUDIT COMMITTEE CHARTER

Organization

      There shall be an Audit Committee of the Board of Directors, consisting of no less than three members, whose members shall meet the independence, experience and financial expertise requirements of any applicable laws and regulations. The Board of Directors shall appoint, remove and replace the Audit Committee members upon recommendation of the Nominating and Governance Committee.

      No Director may serve as a member of the Audit Committee if such Director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee.

      No member of the Audit Committee may receive any compensation from the Company other than: (i) director’s fees (including an equity based component, if any), and (ii) a pension or other deferred compensation for prior service that is not contingent on future service.

Statement of Purpose

      The Audit Committee shall provide assistance to the Board of Directors in fulfilling the Board’s oversight responsibility by overseeing: (1) the accounting and financial reporting processes of the Company, (2) audits of the financial statements of the Company, (3) the independent auditor’s qualifications and independence, (4) the compliance by the Company with legal and regulatory requirements pertaining to the financial statements, (5) the performance of the Company’s internal audit function and independent auditors, and (6) other legal and regulatory requirements.

Duties and Responsibilities

      The Audit Committee shall be directly responsible for the appointment, termination, compensation, and oversight of the independent auditors, which independent auditors shall report directly to the Committee. The Audit Committee may consult with Management, but shall not delegate these responsibilities.

      The Audit Committee shall prepare an Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      The Audit Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

      The Audit Committee has the obligation to engage independent legal, accounting or other advisors as it deems necessary to carry out its duties. The Company shall provide funding for any advisor employed by the Committee as well as for administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

Meetings

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with Management, the internal auditors and the independent auditors in separate executive sessions. The Audit Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee, or to meet with any member of or advisors to the Committee.

      In addition to the foregoing responsibilities, the Audit Committee will:

Financial Statement and Disclosure Matters

1.	Review and discuss annual audited financial statements and quarterly financial statements, prior to filing, with Management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” With respect to the annual audited financial statements, the Committee shall also recommend whether such audited financial statements should be included in the Company’s Form 10-K.

2.	Review with Management: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, (ii) any major issues as to the adequacy of the Company’s internal controls and any special audit steps which should be adopted in light of material control deficiencies, (iii) analyses prepared by Management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, and (iv) other material written communications between the independent auditor and Management, such as management letters or schedules of unadjusted differences.

3.	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee shall discuss the type of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases.

4.	Discuss with the independent auditor the effect of regulatory and accounting initiatives, as well as the advisability of the use of off-balance sheet structures, on the Company’s financial statements.

5.	Discuss with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, including steps taken by Management to monitor and investigate such exposure.

6.	Review with the independent auditor any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or on access to requested information, and any material disagreements with Management.

7.	Review disclosure made to the Audit Committee and independent auditor by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process on Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving senior management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

1.	Evaluate the independent auditor’s qualifications, performance and independence, including a review of the lead audit partner. In making its evaluation, the Audit Committee will take into account opinions of Management and the Company’s internal auditors (or other personnel responsible for the internal audit function). The Committee should present its conclusions with respect to the independent auditor to the full board.

2.	Obtain and review a report from the independent auditor at least annually describing: the auditing firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company (to assess the auditor’s independence).

3.	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and taking appropriate action to oversee the independence of the independent auditor.

4.	Assure that any required rotation of the lead audit partner is implemented and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis. Conclusions concerning such rotation will be presented to the full board.

5.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

6.	Pre-approve all audit and non-audit services performed by the independent auditors. For purposes of disclosure in the Company’s annual report and proxy statement, the Committee will communicate its pre-approval policies and procedures and any pre-approved services to Management.

Oversight of the Company’s Internal Audit Function

1.	Review the annual plan and scope of work of the internal audit function, including budget levels and staffing.

2.	Review, as appropriate, the results of internal audits and discuss significant internal control matters with the Internal Auditor, Management and the independent auditor.

3.	Review and approve changes in internal audit staff.

4.	Compliance Oversight Responsibilities

5.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.	Discuss with Management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

7.	Discuss with the Company’s legal counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

8.	Review all related party transactions and potential conflict of interest situations on an ongoing basis.

9.	Review and discuss with Management the Company’s compliance with: (i) applicable legal requirements, and (ii) the Company’s Code of Business Conduct.

If you grant a proxy by telephone or the Internet,
DO NOT mail back the proxy card.
THANK YOU FOR VOTING!

YOU CAN GRANT YOUR PROXY BY TELEPHONE OR INTERNET!

Methode Electronics, Inc. encourages you to take advantage of convenient ways to vote these shares. If voting by proxy, you may grant a proxy by mail, or choose one of the two methods described below. Your telephone or Internet proxy authorizes the named proxies to vote these shares in the same manner as if you marked, signed, and returned your proxy card. To grant your proxy by telephone or Internet, read the annual meeting proxy statement and then follow these easy steps:

Grant your proxy by Internet — www.proxyvote.com
Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 P.M. Central Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Grant your proxy by phone — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the simple instructions the vote voice provides you.

Grant your proxy by mail
Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Methode Electronics, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE,MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MELEC1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

METHODE ELECTRONICS, INC.
COMMON STOCK

     Vote On Directors

		For	Withhold	For All	To withhold authority to vote, mark “For All Except”
1.	The election of the following nominees as directors:	All	All	Except	and write the nominee’s number on the line below.

01) Warren L. Batts, 02) J. Edward Colgate, 03) Darren M. Dawson,
	04) Donald W. Duda, 05) Isabelle C. Goossen, 06) Christopher J.	¡	¡	¡
Hornung, 07) Paul G. Shelton, 08) Lawrence B. Skatoff and
09) George S. Spindler

     Vote On Proposal

2.	The proposal to adopt the Methode Electronics, Inc. 2004 Stock Plan.

     IMPORTANT — PLEASE VOTE, SIGN AND RETURN
     PROMPTLY.

When there is more than one owner of shares, both should sign. Signatures should correspond with names printed on this proxy card. When signing as an attorney, executor, administrator, trustee, or guardian, please add your full title as such. If a corporation, please sign in full corporate name, and this proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

For	Against	Abstain

¡	¡	¡

Signature[PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

METHODE ELECTRONICS, INC.
COMMON STOCK
P R O X Y
FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
METHODE ELECTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

     The undersigned hereby appoints Warren L. Batts, Donald W. Duda and William T. Jensen, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. common stock which the undersigned is entitled to vote at the Annual Meeting of Methode Electronics, Inc. to be held on Tuesday, September 14, 2004 at 3:30 p.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, and at any adjournment or postponement thereof.

     This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. If other business is presented at the Annual Meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies above.